EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to incorporation by reference in the Registration Statement Form S-8 (No. 333-208647) of Canadian Pacific Kansas City Limited of our report dated June 26, 2024, relating to the financial statements and supplemental schedule of The CP 401(k) Savings Plan, which appears in this Form 11-K.

/s/ Armanino LLP

St. Louis, Missouri
June 26, 2024